  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated April 8, 2020 on the balance sheets of CannAssist International Corp. (formerly Iris Grove Acquisition Corp) as of December 31, 2019 and 2018 and the related statements of operations, members’ equity (deficit) and cash flows for the years then ended and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ BF Borgers CPA PC

BF Borgers CPA PC
Lakewood, CO
May 8, 2020